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                                                                    EXHIBIT 23.1

                         [STIKEMAN ELLIOTT LETTERHEAD]


BY FACSIMILE                                                   February 10, 2003


Golden Star Resources Ltd.
10579 Bradford Road, Suite 103
Littleton, CO
80127-4247
USA



         We consent to the use of our name in the Prospectus dated February 10, 2003 pursuant to the Registration Statement on Form S-3, as amended (File No. 333-102225) of Golden Star Resources Ltd. under the heading "Legal Matters". We also consent to the reference to the legal opinion of this firm contained in the short form prospectus of Golden Star Resources Ltd. dated February 10, 2003 filed pursuant to the same Registration Statement (the "Short Form Prospectus") under the headings "Eligibility for Investment" and "Certain Canadian Federal Income Tax Considerations" and to the references to this firm on the cover page of the Short Form Prospectus and under the heading "Legal Matters".



                                                     Yours truly,


                                                     /s/ Stikeman Elliott LLP

                                                     "Stikeman Elliott LLP"